UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   September 2, 2016

Flexfridge, Inc.
(Exact name of Registrant as Specified in its Charter)

Illinois	333-139117	80-0961484
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification Number)

205 W. Wacker Drive. Suite 1320
Chicago, IL 60606
 (Address of Principal Executive Offices including Zip Code)

(312) 614-1222
 (Registrant's Telephone Number, including Area Code)

________________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01 Change in Control of Registrant
On or about August 26, 2016, Shaun Passley, our former officer and director sold an aggregate of Two Hundred Sixty Two Million Nine Hundred Nine Thousand Two Hundred and Fifty Five (262,909,255) shares of the Class A Common Stock of the FlexFridge, Inc. ("FlexFridge" or the "Company") (or Five Hundred Twenty Five Thousand Eight Hundred Nineteen Thousand (525,819) shares on a post-reverse split basis) to Teik Keng Gohin in a private transaction.   As a result of the purchase, Teik Keng Gohin became the majority shareholder of our Company and beneficially owned stock representing 75.45% of the issued and outstanding Class A Common Shares. In addition, Mr. Passley also sold Sixty Million (60,000,000) shares of Class B Common Stock and Twenty Million (20,000,000) shares of Series A Preferred Stock to Teik Keng Gohin, representing all of the issued and outstanding shares of those series and classes.
The Company intends to change its name to VW Win Century, Inc. and its trading symbol in anticipation of a change in its business operations.  These changes will be disclosed in a subsequent filing with the announcement of the entry into a material definitive agreement.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) Departure of Certain Officers and Directors.

Following the sale of all of his shares of capital stock as disclosed in Item 5.01 above, effective as of August 31, 2016, Shaun Passley, member of our board of directors, President, Chief Executive Officer, Treasurer, Chief Financial Officer and Secretary of the Company, resigned from these positions with the Company. Upon appointment, the newly constituted board of directors accepted Mr. Passley's resignations, effective immediately.

(c) Appointment of Certain Officers and Directors.

Also effective as of August 31, 2016, our board of directors appointed Teik Keng Gohin and See Kuy Tan to fill vacancies on the board with Teik Keng Gohin serving as Chairman.  The board of directors appointed See Kuy Tan as President, Chief Executive Officer, Treasurer and Chief Financial Officer and Kathleen Mary Johnston as Secretary of the Company.  The forgoing individuals will serve in their respective positions until their earlier resignation or removal.

The forgoing officers serve at the will and pleasure of the board of directors of the Company and as of the date of this filing, the Company has not entered into any employment agreements with them.  The Company does intend to enter into employment agreements, however at this time each newly appointed officer serves "at will."

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  September 2, 2016
FLEXFRIDGE, INC.

By:    /s/Shaun Passley
Name:   Shaun Passley, Ph.D.
Title:     Chief Executive Officer and Chief Financial Officer